UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2007

PANTERA PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52506

(Commission File Number)

98-0440762

(IRS Employer Identification No.)

111 Congress Avenue, Suite 400, Austin, TX 78701

(Address of principal executive offices and Zip Code)

512.391.3868

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 3 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Pantera Petroleum Inc. Unless otherwise specified, all dollar amounts are expressed in United States dollars.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 21, 2007, we entered into share purchase agreement among our company, Pantera Oil and Gas PLC, Aurora Petroleos SA and Boreal Petroleos SA, whereby we agreed to: (i) issue 4,000,000 shares of our common stock to Pantera Oil and Gas; and (ii) pay $25,000 to each of Aurora and Boreal, for an aggregate payment of $50,000, as consideration for the right to purchase up to 85% of the shares of each of Aurora and Boreal as follows:

1.

on or before November 30, 2007, we have the right, but not the obligation, to acquire 15% of the issued shares of each of Aurora and Boreal for an aggregate of $150,000 (as to $75,000 to each of Aurora and Boreal) (“Investment One”), which was paid in full November 30, 2007;

2.

on or before February 28, 2008 and subject to the completion of Investment One, we have the right, but not the obligation, to acquire an additional 15% of the issued shares of each of Aurora and Boreal for an aggregate of $600,000 (as to $300,000 to each of Aurora and Boreal) (“Investment Two”);

3.

on or before October 31, 2008 and subject to the completion of Investment One and Investment Two, we have the right, but not the obligation, to acquire an additional 25% of the issued shares of each of Aurora and Boreal for an aggregate of $1,000,000 (as to $500,000 to each of Aurora and Boreal) (“Investment Three”); and

4.

on or before July 31, 2009 and subject to the completion of Investment One, Investment Two and Investment Three, we have the right, but not the obligation, to acquire an additional 30% of the issued shares of each of Aurora and Boreal for an aggregate of $5,200,000 (as to $2,600,000 to each of Aurora and Boreal).

Each of Aurora and Boreal agreed to use all funds that they respectively receive from our company in connection with the share purchase agreement exclusively towards the exploration and development of the concessions held by each of Aurora and Boreal. In addition, each of Aurora and Boreal have agreed to (i) consult and work together with our company to plan and execute any exploration and development activities either of them conduct; (ii) provide our company with annualized budgets with monthly cost projections; and (iii) not incur costs in excess of $5,000 for any transactions without the prior written consent of our company.

Aurora and Boreal have also agreed that we will have the right to nominate one or more directors to the board of directors of each of Aurora and Boreal as follows:

1.

upon execution of the share purchase agreement, we have the right to nominate one director to the board of directors of each of Aurora and Boreal, provided that such boards of directors will consist of no more than four directors;

2.

upon completion of Investment One and Investment Two, as set forth above, we will have the right to nominate two directors to the board of directors of each of Aurora and Boreal, provided that such boards of directors will consist of no more than four directors; and

3.

upon completion of Investment One, Investment Two and Investment Three, as set forth above, we will have the right to nominate the majority of the directors to the board of directors of each of Aurora and Boreal, provided that Pantera Oil and Gas will have the right to nominate two directors to the board of directors each of Aurora and Boreal.

In accordance with the terms of the share purchase agreement, on November 30, 2007, we paid $75,000 to each of Aurora and Boreal, for an aggregate payment of $150,000, as consideration for the acquisition of 15% of the issued and outstanding shares of each of Aurora and Boreal.

Aurora has recently acquired the rights to concessions in northern Paraguay consisting of three tracts: Tagua, Toro, and Cerro Cabrera. They are located in the eastern extensions of the prolific Chaco Basin, where, in Bolivia and Argentina, significant reserves of gas, oil and condensate have been discovered. The three tracts are prospective for oil and gas in the same stratigraphic zones that produce in Bolivia and Argentina. The Tagua tract, 116 square miles in area, is located in the Carandayty Sub-Basin on the border with Bolivia. It is approximately 12 miles from a Paraguayan well (Mendoza 1-R) that tested gas from two zones and approximately 68 miles from the nearest producing field in Bolivia. The Toro tract, 927 square miles in area, is located in the Curupayty Sub-Basin in north central Paraguay. It is near two wells with oil and gas shows. The Cerro Cabrera Block, 1,996 square miles in area, is located in northern Paraguay on the Bolivian border. It is located directly across the Izozog High from the Mendoza 1-R well that tested gas from two zones and 149 miles from the nearest producing fields in Bolivia. Aurora entered into a Concession Contract with the government of Paraguay on March 2, 2007. This Concession Contract is subject to final ratification by the Congress of Paraguay.

Boreal has recently acquired the rights to concessions in northern Paraguay consisting of two tracts: Pantera and Bahia Negra. They are also located in the eastern extensions of the prolific Chaco Basin, where, in Bolivia and Argentina, significant reserves of gas, oil and condensate have been discovered. The two tracts are prospective for oil and gas in the same stratigraphic zones that produce in Bolivia and Argentina. The Pantera tract, 1,158 square miles in area, is located in the Curupayty Sub-Basin on the border with Bolivia. It is located in the center of the sub-basin in the area most prospective for oil production. The Bahia Negra tract, 1,853 square miles in area, is located at the southern end of the Curupayty Sub-Basin in north central Paraguay. It is near two wells with oil and gas shows and is also well located in an area prospective for oil or gas production. Boreal entered into a Concession Contract with the government of Paraguay on March 2, 2007. This Concession Contract is subject to final ratification by the Congress of Paraguay.

RISK FACTORS

Much of the information included in this current report includes or is based upon estimates, projections or other forward-looking statements. Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other forward-looking statements involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward-looking statements. Prospective investors should consider carefully the risk factors set out below.

Risks related to our business.

We have had negative cash flows from operations.

To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements and have incurred losses totaling approximately $96,812 for the three month period ending November 30, 2007. As of November 30, 2007 we had working capital of $11,997. We do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

•	drilling and completion costs increase beyond our expectations; or
•	we encounter greater costs associated with general and administrative expenses or offering costs.
The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

We will depend almost exclusively on outside capital to pay for the continued exploration and development of our properties. Such outside capital may include the sale of additional stock and/or commercial borrowing. Capital may not continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We have a history of losses and fluctuating operating results.

From inception through to November 30, 2007, we have incurred aggregate losses of approximately $266,506. Our loss from operations for the three month period ended November 30, 2007 was $96,812. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the general economic cycle, the market price of oil and gas and exploration and development costs. If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our normal operations, then we may be forced to scale down or even close our operations.

Until such time as we generate revenues, we expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our properties enter commercial production.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no history of revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the development stage. The success of our company is significantly dependent on a successful acquisition, drilling, completion and production program. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Due to the speculative nature of the exploration of oil and gas properties, there is substantial risk that our business will fail.

The business of oil and gas exploration and development is highly speculative involving substantial risk. There is generally no way to recover any funds expended on a particular property unless reserves are established and unless we can exploit such reserves in an economic manner. We can provide investors with no assurance that any property interest that we may acquire will provide commercially exploitable reserves. Any expenditure by our company in connection with locating, acquiring and developing an interest in a mineral or oil and gas property may not provide or contain commercial quantities of reserves.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Our properties are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The oil and gas industry in general is cyclical in nature. It tends to reflect and be amplified by general economic conditions, both domestically and abroad. Historically, in periods of recession or periods of minimal economic growth, the operations of oil and gas companies have been adversely affected. Certain end-use markets for oil and petroleum products experience demand cycles that are highly correlated to the general economic environment which is sensitive to a number of factors outside our control.

A recession or a slowing of the economy could have a material adverse effect on our financial results and proposed plan of operations. A recession may lead to significant fluctuations in demand and pricing for oil and gas. If we elect to proceed with the development of any of our property interests, our profitability may be significantly affected by decreased demand and pricing of oil and gas. Reduced demand and pricing pressures will adversely affect our financial condition and results of operations. We are not able to predict the timing, extent and duration of the economic cycles in the markets in which we operate.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competition in the oil and gas industry is very intense and there is no assurance that we will be successful in acquiring additional property interests.

The oil and gas industry is very competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas interests, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

We are required to obtain licenses and permits form various governmental authorities.

We are required to obtain licenses and permits from various governmental authorities. We anticipate that we will be able to obtain all necessary licenses and permits to carry on the activities which we intend to conduct, and that we intend to comply in all material respects with the terms of such licenses and permits. However, there can be no guarantee that we will be able to obtain and maintain, at all times, all necessary licenses and permits required to undertake our proposed exploration and development or to place our properties into commercial production. In the event that we proceed with our operation without necessary licenses and permits, we may be subject to large fines and possibly even court orders and injunctions to cease operations.

The acquisition of oil and gas interests involve many risks and disputes as to the title of such interests will result in a material adverse effect on our company.

The acquisition of interests in mineral properties involves certain risks. Title to mineral claims and the borders of such claims may be disputed. The concessions may be subject to prior unregistered agreements or transfers and title may be affected by undetected defects. If it is determined that any of our company's concessions are based upon a claim with an invalid title, a disputed border, or subject to a prior right, the balance sheet of our company will be adversely affected and we may not be able to recover damages without incurring expensive litigation costs.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted, and no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured against all possible environmental risks.

Any future operations will involve many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

In the course of the exploration, acquisition and development of mineral properties, several risks and, in particular, unexpected or unusual geological or operating conditions may occur. Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution. It is not always possible to fully insure against such risks, and we do not currently have any insurance against such risks nor do we intend to obtain such insurance in the near future due to high costs of insurance. Should such liabilities arise, they could reduce or eliminate any future profitability and result in an increase in costs and a decline in value of the securities of our company.

We are not insured against most environmental risks. Insurance against environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) has not been generally available to companies within the industry. We will periodically evaluate the cost and coverage of such insurance. If we became subject to environmental liabilities and do not have insurance against such liabilities, the payment of such liabilities would reduce or eliminate our available funds and may result in bankruptcy. Should we be unable to fully fund the remedial cost of an environmental problem, we might be required to enter into interim compliance measures pending completion of the required remedy.

Resource exploration involves many risks, regardless of the experience, knowledge and careful evaluation of the property by our company. These hazards include unusual or unexpected formations, formation pressures, fires, power outages, labour disruptions, flooding, explosions and the inability to obtain suitable or adequate machinery, equipment or labour.

Operations in which we will have a direct or indirect interest will be subject to all the hazards and risks normally incidental to the exploration, development and production of resource properties, any of which could result in damage to or destruction of mines and other producing facilities, damage to life and property, environmental damage and possible legal liability for any or all damage. We do not currently maintain liability insurance and may not obtain such insurance in the future. The nature of these risks is such that liabilities could represent a significant cost to our company, and may ultimately force our company to become bankrupt and cease operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and/or our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

We may be unable to retain key employees or consultants.

We may be unable to retain key employees or consultants or recruit additional qualified personnel. Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Mr. Chris Metcalf, our chief executive officer. Further, we do not have key man life insurance on either of these individuals. We may not have the financial resources to hire a replacement if one or both of our officers were to die. The loss of service of either of these employees could therefore significantly and adversely affect our operations.

Risks related to our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

BUSINESS

Corporate History

We were incorporated on October 27, 2004, in the State of Nevada. Our principal offices are located at 111 Congress Avenue, Suite 400, Austin, TX 78701.

Effective September 28, 2007, we completed a merger with our subsidiary, Pantera Petroleum Inc., a Nevada corporation. As a result, we changed our name from “Arthro Pharmaceuticals, Inc.” to “Pantera Petroleum Inc.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective September 28, 2007 we effected a sixteen (16) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 1,200,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 6,970,909 shares of common stock to 111,534,544 shares of common stock.

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on September 28, 2007 under the new stock symbol “PTPE”. Our new CUSIP number is 69866L 101.

Business

We are in the business of oil and gas exploration and production. On November 21, 2007, we entered into a share purchase agreement among our company, Pantera Oil and Gas PLC, Aurora Petroleos SA and Boreal Petroleos SA, whereby we agreed to: (i) issue 4,000,000 shares of our common stock to Pantera Oil and Gas; and (ii) pay $25,000 to each of Aurora and Boreal, for an aggregate payment of $50,000, as consideration for the right to purchase up to 85% of the shares of each of Aurora and Boreal as set out in the share purchase agreement.

Each of Aurora and Boreal agreed to use all funds that they respectively receive from our company in connection with the share purchase agreement exclusively towards the exploration and development of the concessions held by each of Aurora and Boreal. In addition, each of Aurora and Boreal have agreed to (i) consult and work together with our company to plan and execute any exploration and development activities either of them conduct; (ii) provide our company with annualized budgets with monthly cost projections; and (iii) not incur costs in excess of $5,000 for any transactions without the prior written consent of our company.

In accordance with the terms of the share purchase agreement, on November 30, 2007, we paid $75,000 to each of Aurora and Boreal, for an aggregate payment of $150,000, as consideration for the acquisition of 15% of the issued and outstanding shares of each of Aurora and Boreal.

Principal Products

We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Since we are currently an exploration stage company, there is no assurance that commercially viable resources or reserves exist on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future operation is determined. To date, we have not discovered an economically viable resource or reserve on our properties, and there is no assurance that we will discover one.

Distribution Methods

A new gas field discovery in Paraguay will require new infrastructure, such as gas processing plants, gas gathering pipelines, and construction of a connection into the existing pipeline system in Brazil and Argentina for international export. A new oil discovery will also require new infrastructure, such as oil tanks and pumps. Crude oil must be moved from the production site to refineries. These movements can be made using a number of different modes of transportation, including trucks and trains, and also via an oil pipeline, which would need to be constructed in Paraguay. We would not, on our own, be able to distribute any oil and gas we discover, from our operations in Paraguay. We would need to rely on third party contractors to distribute any such oil and gas or sell any such oil and gas to third parties at the point of production.

Competition

The oil and gas industry is very competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas interests, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. This competition could adversely impact our ability to finance property acquisitions and further exploration.

Licenses, concessions, royalty agreements or labor contracts

Pursuant to a share purchase agreement among our company, Pantera Oil and Gas PLC, Aurora and Boreal, we have the right to purchase up to 85% of the shares of each of Aurora and Boreal. In accordance with the terms of the share purchase agreement, on November 30, 2007, we paid $75,000 to each of Aurora and Boreal, for an aggregate payment of $150,000, as consideration for the acquisition of 15% of the issued and outstanding shares of each of Aurora and Boreal. Aurora and Boreal have acquired rights to concessions in Paraguay representing approximately 3,872,000 acres or 6,050 square miles pursuant to a Concession Contract with the government of Paraguay dated March 2, 2007. For further details of our agreements and concessions, please see our disclosure under the section entitled “Property” below.

Government Approval and Regulation

We are required to obtain licenses and permits from various governmental authorities. We anticipate that we will be able to obtain all necessary licenses and permits to carry on the activities which we intend to conduct, and that we intend to comply in all material respects with the terms of such licenses and permits. However, there can be no guarantee that we will be able to obtain and maintain, at all times, all necessary licenses and permits required to undertake our proposed exploration and development or to place our properties into commercial production. In the event that we proceed with our operation without necessary licenses and permits, we may be subject to large fines and possibly even court orders and injunctions to cease operations.

Oil and gas operations in United States and elsewhere are also subject to federal and state laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Furthermore oil and gas operations in the United States are also subject to federal and state laws and regulations including, but not limited to: the construction and operation of facilities; the use of water in industrial processes; the removal of natural resources from the ground; and the discharge/release of materials into the environment.

Environmental Laws

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

Number of Employees

Other than our directors and officers, we have no employees. We anticipate that we will be conducting most of our business through our management and any consultants which we may engage.

PLAN OF OPERATION

We are an exploration stage company engaged in the acquisition of prospective oil and gas properties. Pursuant to a share purchase agreement among our company, Pantera Oil and Gas PLC, Aurora and Boreal, we have the right to purchase up to 85% of the shares of each of Aurora and Boreal. On November 30, 2007, we paid $75,000 to each of Aurora and Boreal, for an aggregate payment of $150,000, as consideration for the acquisition of 15% of the issued and outstanding shares of each of Aurora and Boreal. Aurora has recently acquired the rights to concessions in northern Paraguay consisting of three tracts: Tagua, Toro, and Cerro Cabrera; and Boreal has recently acquired the rights to concessions in northern Paraguay consisting of two tracts: Pantera and Bahia Negra.

In conjunction with our 15% acquisition of each of Aurora and Boreal, we are designing an exploration program to cost effectively evaluate the concessions. We plan to accomplish this through the proper mix of seismic and drilling. The Curupayty Sub-Basin already has about 1,800 miles of 2D seismic with approximately 1,100 miles of 1970 vintage data and about 560 miles of more recent 1993 data. Three wells have been drilled in proximity to the prospective acreage. We are currently seeking to acquire all available data on the concessions, including additional vintage seismic data.

On January 30, 2008, we entered into an agreement with T.B. Berge, P.G., for the reprocessing of approximately 166 miles of 1993 Phillips Petroleum 2D seismic data and 30 miles of 1971 Texaco 2D seismic data, located on our Pantera concession, with plans to reprocess additional remaining existing seismic data thereafter. The reprocessed data, along with well, surface, and cultural information, will be loaded and mapped in an SMT project. Relevant horizons and maps will be made to show hydrocarbon systems and prospects. Prospect sizes will be estimated using SPE, WPC, and AAPG guidelines and a probabilistic range will be determined for each major prospect as well as a mean outcome for economics. Once completed, we will plan and conduct a tender bid for a new 2D seismic acquisition program.

The exploration plan will allow proper seismic evaluation of the concessions before drilling begins. An initial six well exploration program is contemplated. These wells are scheduled to follow the reprocessing of existing seismic and the acquisition of new seismic. The strategy is to schedule the drilling so that information from the first well may be incorporated in the execution of the remaining program. If any of the exploration wells are successful, appraisal wells will be drilled. Two appraisal wells are forecast within the initial exploration program. Average well depth is forecast at 2500 meters, but may vary depending on position in the Sub-Basin.

We estimate that our general operating expenses for the next twelve month period to be as follows:

Estimated Funding Required During the Next Twelve Months
Expenses	Amount
Management fees	$180,000
Exploration Expenses	$2,800,000
Professional fees	$150,000
General administrative expenses	$50,000
Total	$3,180,000

We will require additional funds to implement our growth strategy in exploration operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable.

Employees

Other than our directors and officers, we have no employees. We anticipate that we will be conducting most of our business through our management and any consultants which we may engage.

Professional Fees

We expect to incur on-going legal, accounting and audit expenses to comply with our reporting responsibilities as a public company under the United States Securities Exchange Act of 1934, as amended.  We estimate such expenses for the next twelve months to be approximately $150,000.

Management Fees

On September 12, 2007, we appointed Chris Metcalf as our president, chief executive officer and as a director of our company. We agreed to pay a monthly salary of $15,000 to Chris Metcalf in consideration for his services as our president and chief executive officer.

General and Administrative Expenses

We anticipate spending $50,000 on general and administrative costs in the next twelve month period.  These costs primarily consist of expenses such as office rent, office supplies and equipment, travel and telephone expenses.

To date, we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements.  We expect this situation to continue for the foreseeable future. We anticipate that we will have negative cash flows during the next twelve month period.

As indicated above, we anticipate that our projected operating expenses for the next twelve months will be $3,180,000.  We will be required to raise additional funds through the issuance of equity securities or through debt financing in order to carry-out our plan of operations for the next twelve month period.  There can be no assurance that we will be successful in raising the required capital or that actual cash requirements will not exceed our estimates.

Trends and Uncertainties

To date, we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We expect this situation to continue for the foreseeable future. We anticipate that we will have negative cash flows during the next twelve month period.

Given that we have not generated any revenues to date, our cash requirements are subject to numerous contingencies and risk factors beyond our control, including operation and acquisition risks, competition from well-funded competitors, and our ability to manage growth.  We can offer no assurance that our company will generate cash flow sufficient to achieve profitable operations or that our expenses will not exceed our projections.  If our expenses exceed estimates, we will require additional monies during the next twelve months to execute our business plan.

There are no assurances that we will be able to obtain funds required for our continued operation.  There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.  If we are not able to obtain additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business.

Purchase or Sale of Plant and Significant Equipment

We do not expect to purchase or sell any plant or significant equipment in the next twelve months.

Off-Balance Sheet Arrangements

Our company has no outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. In addition, we do not engage in trading activities involving non-exchange traded contracts.

Critical Accounting Policies

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures of our company.  Although these estimates are based on management's knowledge of current events and actions that our company may undertake in the future, actual results may differ from such estimates.

Development Stage Company

We comply with Financial Accounting Standard Board Statement (“FAS”) No. 7 for the characterization of our company as a development stage company.

Foreign Currency Translation

Our functional and reporting currency is the United States dollar. Monetary assets and liabilities are translated into United States dollars at the exchange rate in effect at the end of the period. Non-monetary assets and liabilities are translated at the exchange rate prevailing when the assets were acquired or the liabilities assumed. Revenues and expenses are translated at the rate approximating the rate of exchange on the transaction date. All exchange gains and losses on transactions denominated in currencies other than the functional currency are included in the determination of net income (loss) for the period.

Financial Instruments

The carrying value of our financial instruments consisting of cash, accounts payable and accrued liabilities and due to related parties approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management’s opinion that our is not exposed to significant interest, currency or credit risks arising from these financial instruments.

New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FAS Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”. The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS No. 109, “Accounting for Income Taxes”. Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax position. The interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is not expected to have a material impact on our consolidated financial position, results of operations or cash flows; however, we are still analyzing the effects of FIN 48.

In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements”. This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for our financial statements issued in 2008; however, earlier application is encouraged. We are currently evaluating the timing of adoption and the impact that adoption might have on our financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expressed SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. SAB 108 did not have a material impact on our financial position or results from operations.

In December 2006, the FASB issued FAS Staff Position (“FSP”) EITF 00-19-2, “Accounting for Registration Payment Arrangements”. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FAS No. 5, “Accounting for Contingencies”. This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that were entered into or modified subsequent to December 31, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 31, 2006, the guidance in the FSP is effective January 1, 2006 for our company. This FSP did not have a material impact on our financial position or results from operations.

On February 15, 2007, the FASB issued FAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. FAS No. 159 is effective for our financial statements issued in 2008. We are currently evaluating the impact that the adoption of FAS No. 159 might have on our financial position or results of operations.

PROPERTY

Our principal offices are located at 111 Congress Avenue, Suite 400, Austin, TX 78701. We pay $1,510 per month in rent and our lease expires on November 1, 2008.

Pursuant to a share purchase agreement among our company, Pantera Oil and Gas PLC, Aurora and Boreal, we have the right to purchase up to 85% of the shares of each of Aurora and Boreal. In accordance with the terms of the share purchase agreement, on November 30, 2007, we paid $75,000 to each of Aurora and Boreal, for an aggregate payment of $150,000, as consideration for the acquisition of 15% of the issued and outstanding shares of each of Aurora and Boreal. Aurora and Boreal have acquired rights to concessions in Paraguay representing approximately 3,872,000 acres or 6,050 square miles pursuant to a Concession Contract with the government of Paraguay dated March 2, 2007. The concessions offer the exclusive right to explore the granted area for a term of four years following the date of ratification by the Congress of Paraguay, extendible for an additional two years in which the concessionaire shall be obligated to fulfill a minimum work plan. The concessions offer a term of twenty years for exploitation following the date entered into the exploitation stage, extendible for an additional ten years at the concessionaire’s request.

Aurora has acquired the rights to concessions in northern Paraguay consisting of three tracts: Tagua, Toro, and Cerro Cabrera. They are located in the eastern extensions of the prolific Chaco Basin, where, in Bolivia and Argentina, significant reserves of gas, oil and condensate have been discovered. The two tracts are prospective for oil and gas in the same stratigraphic zones that produce in Bolivia and Argentina. The Tagua tract, 116 square miles in area, is located in the Carandayty Sub-Basin on the border with Bolivia. It is approximately 12 miles from a Paraguayan well (Mendoza 1-R) that tested gas from two zones and approximately 68 miles from the nearest producing field in Bolivia. The Toro tract, 927 square miles in area, is located in the Curupayty Sub-Basin in north central Paraguay.

The Cerro Cabrera Block, 1,996 square miles in area, is located in northern Paraguay on the Bolivian border. It is located directly across the Izozog High from the Mendoza 1-R well that tested gas from two zones and 149 miles from the nearest producing fields in Bolivia. Aurora entered into a Concession Contract with the government of Paraguay on March 2, 2007. This Concession Contract is subject to final ratification by the Congress of Paraguay. The Concession area for Exploration is located and delimited by the following geographic coordinates:

TORO BLOCK

COORDINATES	LATITUDE:	LONGITUDE
A	20° 10'30"	59° 48'07.2"
B	20° 10'30"	58° 38'49.2"
C	20° 21'18"	58° 38'49.2'
D	20° 21'18"	59° 48'07.2"

Approximate area: 593,053 acres.

TAGUA BLOCK

POINTS	Longitude	Latitude
A	62° 06'40.68"	20° 21'18"
B	61° 55'08.4"	20° 21'18"
C	61° 55'08.4"	20° 04'51.6"
D Boundary Marker IV Gabino Mendoza	61° 55'21.13"	20° 05'21.16"

Approximate area: 74,132 acres.

BLOCK: CERRO CABRERA

POINTS	Longitude	Latitude
Boundary Marker V C. Cabrera	61° 44'06.44	19° 38'03.86"
Boundary Marker VI Palmar de las Islas	60° 37'1.2"	19° 27'36"
C	60° 34'19.2"	19° 26'52.8"
D	60° 34'19.2"	19° 48'46.8"
E	60° 45'50.4"	19° 48'46.8"
F	60° 45'50.4"	19° 55'1.2"
G	61° 40'1.2"	19° 55'1.2"
H	61° 40'1.2"	19° 59'38.4"
I	61° 52'37.2"	19° 59'38.4"

Approximate area: 1,277,535 acres.

Boreal has recently acquired the rights to concessions in northern Paraguay consisting of two tracts: Pantera and Bahia Negra. They are also located in the eastern extensions of the prolific Chaco Basin, where, in Bolivia and Argentina, significant reserves of gas, oil and condensate have been discovered. The two tracts are prospective for oil and gas in the same stratigraphic zones that produce in Bolivia and Argentina. The Pantera tract, 1,158 square miles in area, is located in the Curupayty Sub-Basin on the border with Bolivia. It is located in the center of the sub-basin in the area most prospective for oil production. The Bahia Negra tract, 1,853 square miles in area, is located at the southern end of the Curupayty Sub-Basin in north central Paraguay. It is near two wells with oil and gas shows and is also well located in an area prospective for oil or gas production. Boreal entered into a Concession Contract with the government of Paraguay on March 2, 2007. This Concession Contract is subject to final ratification by the Congress of Paraguay. The Concession area for Exploration is located and delimited by the following geographic coordinates:

PANTERA BLOCK

POINTS	LONGITUDE	LATITUDE:
Boundary Marker VII C. Sanchez	59[o] 58'40	19[o] 17'40. 87"
Boundary Marker VIII C. Chovoreca	59[o] 04'08.14"	19[o] 17'15.53"
C.	59[o] 01'55.52"	19[o] 18'36"
D	59[o] 01'55.52"	19[o] 27'07.2'
E	59[o] 59'42"	19[o] 27'07.2'
F	59[o] 59'42"	19[o] 37'58.8'
G	60[o] 22'48"	19[o] 37'58.8'
H	60[o] 22'48"	19[o] 23'52.8'

Approximate area: 741,316 acres.

BAHIA NEGRA BLOCK

POINTS	LONGITUDE	LATITUDE:
A	59[o] 01'55.2"	20° 21'18"
B	58° 38'49.2"	20° 21'18"
C	58° 38'49.2"	21° 26'20.4"
D	59[o] 01'55.2"	21° 26'20.4"

Approximate area: 1,186,106 acres.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 23, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers, and by our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Chris Metcalf c/o 111 Congress Avenue, Suite 400 Austin, TX 78701	48,000,000 common shares	41.05%
Peter Hughes c/o 111 Congress Avenue, Suite 400 Austin, TX 78701	27,000,000 common shares	23.09%
Albert Legrand Dieweg 53, 1180 Brussel Belgium	9,402,176 common shares	8.04%
Directors and Executive Officers as a Group (two persons)	75,000,000 common shares	64.14%

(1)           Based on 116,934,544 shares of common stock issued and outstanding as of January 23, 2008. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following individuals serve as the directors and executive officers of our company. All directors of our company and our subsidiary hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company and our operating subsidiary are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Chris Metcalf	President, Chief Executive Officer and Director	38	September 12, 2007
Peter Hughes	Secretary and Director	45	October 27, 2004

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company and the executive officers of our subsidiary, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Chris Metcalf – President, Chief Executive Officer and Director

Mr. Metcalf is an executive with extensive private equity and investment banking experience, with expertise in early to growth stage companies across a wide variety of sectors, including energy, homeland security, technology, and financial services. His participation in his portfolio companies has included leadership positions in operations, strategic planning, corporate governance, and financial management. As an investment professional, he has invested through partnership in many oil and gas companies, including several exploration and production companies with principal operations in the Gulf of Mexico and west Texas. Mr. Metcalf brings with him significant venture capital experience in advanced oil and gas discovery technologies, including 3D seismic interpretive software and new surface geochemical survey technologies. In addition, Mr. Metcalf has expertise in advanced automated drilling rig technologies that are being used by major exploration and production companies.

Mr. Metcalf has previously held investment positions at Morgan Stanley and GF Private Equity Group where he was responsible for venture capital, private equity, and hedge fund investments in the U.S. and Europe, as well as in emerging markets. Mr. Metcalf also previously held investment positions in the family office of Charles Schwab where he invested Mr. Schwab’s personal capital in private equity.

Mr. Metcalf received a Bachelor of Science in Commerce from the University of Virginia, a Juris Doctor degree from the University of Virginia School of Law, and an MBA from the University of Chicago Graduate School of Business where he graduated with Honors. Mr. Metcalf is currently a member of the California and Virginia State Bar Associations.

Peter R. Hughes – Secretary and Director

Mr. Hughes is a businessman and has been our President and Chief executive Officer from October 27, 2004 to September 12, 2007. Mr. Hughes has been actively involved in the pharmaceutical industry as an executive officer and director for over 18 years. Mr. Hughes has experience in marketing and sales of consumer product lines, product management, product licensing, product manufacturing and US government regulations regarding health products as well as public company experience. He holds a Bachelors Degree in Science from the University of British Columbia (1983) and successfully completed the Canadian Securities Course in 1985.

Identify Significant Employees

Other than our directors and officers, we have no employees. We anticipate that we will be conducting most of our business through our management and any consultants which we may engage.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons, or any proposed directors, has been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offences;
3.

being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;
(b)

each of our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $100,000 per year; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year,

(each a "Named Executive Officer") is set out in the summary compensation table below:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($)	Total ($)
Chris Metcalf President Chief Executive Officer and Director(1)	2007 2006	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Peter Hughes Secretary and Director(2)	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$24,000 $24,000	$24,000 $24,000

(1)           Chris Metcalf was appointed as our President and Chief Executive Officer and as a Director of our company on September 12, 2007.

(2)           Peter Hughes resigned as our President and Chief Executive Officer of our company on September 12, 2007.

Executive Compensation

During the years ended May 31, 2007 and 2006, we accrued management fees owing to Peter Hughes totaling $24,000. In addition, we have agreed to pay a monthly salary of US$15,000 per month to Chris Metcalf in consideration for his services as the President and Chief Executive Officer of our company.

Equity Compensation Plan Information and Stock Options

We do not currently have any equity compensation plans or any outstanding stock options.

Compensation of Directors

We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as disclosed herein, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of US$120,000 or one percent of our total assets at our year end for the last three completed fiscal years, and in which, to our knowledge, any of our directors, officers, 5% beneficial security holders (including each of Chris Metcalf and Peter Hughes), or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Peter Hughes, the former President and Chief Executive Officer and a current Director of our company, and Celine Totman, the former Secretary and Treasurer and a former Director of our company, have made a series of unsecured, non-interest bearing demand loans to our company that were necessary to keep our operations going, which included management fees, rent and office expenses. As at November 30, 2007, amounts due to related parties were $829.

We have agreed to pay a monthly salary of US$15,000 per month to Chris Metcalf in consideration for his services as the President and Chief Executive Officer of our company.

Director Independence

We currently act with two directors, consisting of Chris Metcalf and Peter Hughes.

We have determined that neither of our directors is an independent director, as that term is used in Rule 4200(a)(15) of the of the Rules of NASDAQ Market Place Rules.

Committees

Currently our audit committee consists of our entire board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Chris Metcalf, at the address appearing on the first page of this Current Report.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 1,200,000,000 shares of common stock. As of January 23, 2008, there were 116,934,544 shares of our common stock issued and outstanding, held by stockholders of record.

Common Stock

Our articles of incorporation authorize the issuance of 1,200,000,000 shares of common stock, par value $0.001. Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the articles of incorporation.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the our affairs. In the event that any of the aforementioned situations occur holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

Change of Control

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The closing price of our common stock, as reported by Yahoo Finance on February 1, 2008, was $1.44.

Our common shares were approved for quotation on the OTC Bulletin Board on April 16, 2007, and are currently quoted for trading under the symbol "PTPE". The following quotations obtained from Yahoo Finance reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Bulletin Board(1)
Quarter Ended	High	Low
November 30, 2007(2)	$1.75	$1.05
August 31, 2007	N/A	N/A
May 31, 2007	N/A	N/A
February 28, 2007	N/A	N/A
November 30, 2006	N/A	N/A
August 31, 2006	N/A	N/A
May 31, 2006	N/A	N/A

(1)           OTC Bulletin Board quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. Our common shares are issued in registered form. The transfer agent and registrar for our common stock is 1st Global Stock Transfer, LLC (Telephone: (702) 656-4919; Facsimile: (702) 304-0634. On January 23, 2008, the shareholders' list of our common shares showed 42 registered shareholders and 116,934,544 common shares issued and outstanding.

(2)           The first trade of our stock on the OTC Bulletin Board as indicated on Yahoo Finance occurred on October 9, 2007.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

We do not have any equity compensation plans in place.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Amisano Hanson, Chartered Accountants, has been engaged as the principal independent accountants. There has been no change in our certifying accountant for the past two most recent fiscal years or interim period.

RECENT SALES OF UNREGISTERED SECURITIES

On October 17, 2007, we issued 250,000 shares of our common stock at a price of $1.00 per share to one accredited investor. The 250,000 shares of our common stock were issued in reliance upon Regulation S and/or Section 4(2) of the United States Securities Act of 1933, as amended, in an offshore transaction to a non-US Person (as that term is defined in Rule 902 of Regulation S under the United States Securities Act of 1933, as amended).

On November 21, 2007, we issued 4,000,000 shares of our common stock to Pantera Oil and Gas pursuant to the terms of the share purchase agreement dated November 21, 2007 among our company, Pantera Oil and Gas, Aurora and Boreal. The 4,000,000 shares of our common stock were issued in reliance upon Regulation S and/or Section

4(2) of the United States Securities Act of 1933, as amended, in an offshore transaction to a non-US Person (as that term is defined in Rule 902 of Regulation S under the United States Securities Act of 1933, as amended).

On December 28, 2008, we issued 500,000 shares of our common stock at a price of $1.00 per share to one accredited investor. The 500,000 shares of our common stock were issued in reliance upon Regulation S and/or Section 4(2) of the United States Securities Act of 1933, as amended, in an offshore transaction to a non-US Person (as that term is defined in Rule 902 of Regulation S under the United States Securities Act of 1933, as amended).

On January 2, 2008, we issued 100,000 shares of our common stock to one of our advisory board members. The 100,000 shares of our common stock were issued in reliance upon Regulation S and/or Section 4(2) of the United States Securities Act of 1933, as amended, in an offshore transaction to a non-US Person (as that term is defined in Rule 902 of Regulation S under the United States Securities Act of 1933, as amended).

On January 2, 2008, we issued 550,000 shares of our common stock to four of our advisory board members. We issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our Bylaws provide that our directors:

- shall cause our company to indemnify a director or former director of our company and our directors may cause our company to indemnify a director or former director of another company of which our company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonable incurred by him or them including an amount paid to settle an action or satisfy a judgment in active criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of our company or a director of such company, including an action brought by our company or the other company. Each director of our company on being elected or appointed is deemed to have contracted with our company on the terms of the foregoing indemnity;

- may cause our company to indemnify an officer, employee or agent of our company or of another company of which our company is or was a shareholder (notwithstanding that he is also a director of our company), and his or her heirs and personal representatives against all costs, charges, and expenses incurred by him or them and resulting from his acting as an officer, employee or agent of our company or the other company. In addition, our company shall indemnify the Secretary or an Assistant Secretary of our company (if he is not a full time employee of our company and notwithstanding that he is also a director of our company), and his respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by Nevada corporation law or our Bylaws and each such Secretary and Assistant Secretary, on being appointed is deemed to have contacted with our company on terms of the foregoing indemnity; and

- may cause our company to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of our company or as a director, officer, employee or agent of another corporation of which our company is or was a shareholder and his heirs or personal and legal representatives against liability incurred by him as a director, officer, employee or agent of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada corporation law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 5.06	Changes in Shell Company Status

We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of 15% of each of Aurora and Boreal pursuant to the terms of the share purchase agreement. As a result of such acquisition, our operations, in addition to the acquisition, exploration and development, if warranted, of prospective oil and gas properties, will include (i) consulting and working together with Aurora and Boreal to plan and execute any exploration and development activities either of them conduct, (ii) reviewing annualized budgets from each of Aurora and Boreal, and (iii) approving costs in excess of certain prescribed amounts by either of Aurora and Boreal. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations. For information about the acquisition, please see the information set out under Item 2.01 of this current report on Form 8-K above, which information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit	Description
1.1	Licensing Agreement with Peter Hughes (incorporated by reference from our Registration Statement on Form SB-2 filed on April 18, 2006)
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on April 18, 2006)
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on April 18, 2006)
3.3

Articles of Merger filed with the Secretary of State of Nevada on September 19, 2007 and which is effective September 28, 2007 (incorporated by reference from our Current Report on Form 8-K filed on September 28, 2007)

3.4

Certificate of Change filed with the Secretary of State of Nevada on September 19, 2007 and which is effective September 28, 2007 (incorporated by reference from our Current Report on Form 8-K filed on September 28, 2007)

4.1	Regulation "S" Securities Subscription Agreement (incorporated by reference from our Registration Statement on Form SB-2 filed on April 18, 2006)
10.1

Share Purchase Agreement dated November 21, 2007 among our company, Pantera Oil and Gas PLC, Aurora Petroleos SA and Boreal Petroleos SA (incorporated by reference from our Current Report on Form 8-K filed on November 26, 2007)

10.2*	Form of Advisory Board Agreement
14.1	Code of Ethics (incorporated by reference from our Annual Report on Form 10-KSB filed on August 28, 2007)
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANTERA PETROLEUM INC.

/s/ Chris Metcalf

Chris Metcalf

Chief Executive Officer,

President and Director

Date: February 5, 2008

CW1635874.4